                                   AMENDMENT
                                       TO
                            PARTICIPATION AGREEMENT

This Amendment ("Amendment") is effective as of November 17, 2014 ("Effective Date"), and is hereby made a part of and incorporated into the Participation Agreement (the "Agreement") dated as of the 5th of June, 2003 as amended, by and among THE TRAVELERS INSURANCE COMPANY and THE TRAVELERS LIFE AND ANNUITY COMPANY (both currently known as METLIFE INSURANCE COMPANY OF CONNECTICUT) (the "Company"), on behalf of itself and certain of its segregated asset accounts listed in Schedule A hereto, SCUDDER VARIABLE SERIES I (currently known as DEUTSCHE VARIABLE SERIES I) (the "Fund"), SCUDDER DISTRIBUTORS, INC. (currently known as DeAWM DISTRIBUTORS, INC.) (the "Underwriter") and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. (the "Adviser").

     WHEREAS, the Fund and the Company's affiliate, MetLife Investors USA Insurance Company ("MLI USA"), under the names Scudder Variable Life Investment Fund and Security First Life Insurance Company, respectively, have previously entered into a Participation Agreement dated April 7, 1995 (the "MLI USA Participation Agreement");

     WHEREAS, following the close of business on November 14, 2014, MLI USA will merge into the Company, and as the surviving entity of the merger, the Company will become the depositor and issuer of the separate accounts and the variable insurance products of MLI USA;

     WHEREAS, simultaneously with the merger, the Company will change its name to MetLife Insurance Company USA and change its state of domicile from Connecticut to Delaware;

     WHEREAS, the parties wish to (i) add the separate accounts and variable insurance products of MLI USA to the Agreement; and (ii) terminate the MLI USA Participation Agreement as of the effective date of this Amendment;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

     1. The name of the Company in the Agreement shall change to MetLife Insurance Company USA;

     2. Schedules A and B of the Agreement shall be deleted in their entirety and replaced with Schedules A and B attached hereto;

     3. The MLI USA Participation Agreement shall terminate as of the effective date of this Amendment.

     4. Article XI of the Agreement entitled "Notices" shall be amended as follows:

     "If to the Company:

          MetLife
          One Financial Center, 20th Floor
          Boston, MA 02111
          Attn: Law Department"

     5. This Amendment shall be effective as of November 17, 2014.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by and through its duly authorized officer signing below.

                                 METLIFE INSURANCE COMPANY OF CONNECTICUT

                                 By: /s/ Karen A. Johnson
                                     ------------------------------------
                                 Name: Karen A. Johnson
                                 Title: Vice President

                                 METLIFE INVESTORS USA INSURANCE COMPANY

                                 By: /s/ Karen A. Johnson
                                     ------------------------------------
                                 Name: Karen A. Johnson
                                 Title: Vice President

                                 DEUTSCHE VARIABLE SERIES I

                                 By: /s/ John Millette
                                     ------------------------------------
                                 Name: John Millette
                                       ----------------------------------
                                 Title: Vice President and Secretary
                                        ---------------------------------

                                 DeAWM DISTRIBUTORS, INC.

                                 By: /s/ Cynthia Nestle
                                     -----------------------------------
                                 Name: Cynthia Nestle
                                       ---------------------------------
                                 Title: Managing Director
                                        --------------------------------

                                 By: /s/ Joseph W. Sarbinowski
                                     -----------------------------------
                                 Name: Joseph W. Sarbinowski
                                       ---------------------------------
                                 Title: Managing Director
                                        --------------------------------

                                 DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

                                 By: /s/ Joseph W. Sarbinowski
                                     -----------------------------------
                                 Name: Joseph W. Sarbinowski
                                       ---------------------------------
                                 Title: Managing Director
                                        --------------------------------

                                 By: /s/ Cynthia Nestle
                                     -----------------------------------
                                 Name: Cynthia Nestle
                                       ---------------------------------
                                 Title: Managing Director
                                        --------------------------------

                                   SCHEDULE A


SEPARATE ACCOUNTS AND DATE ESTABLISHED
--------------------------------------

     MetLife Investors USA Separate Account A                   05-29-80

CONTRACTS FUNDED BY SEPARATE ACCOUNT
------------------------------------

     Flexible Bonus

     Flexible Value

     Imprint

     Smart Choice

     Ultimate Annuity

                                   SCHEDULE B

                   DESIGNATED PORTFOLIOS AND CLASSES THEREOF


DESIGNATED PORTFOLIO                                  CLASS
--------------------                                  -----

Deutsche International VIP                           Class A